UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2018

Long Blockchain Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 1.01.	Entry into a Material Definitive Agreement

On January 4, 2018, Long Blockchain Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with several third parties (the “Sellers”) to purchase 1,000 Antminer S9 mining rigs and 1,000 APW3++ PSUs (the “Assets”) for $4,200,000, payable $2,900,000 in cash and 260,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Assets are used to mine bitcoin, bitcoin cash and any other coin using SHA256 algorithm. The Sellers have agreed that they will not transfer the shares of Common Stock they receive as consideration for a period of 90 days after the sale of the Assets is consummated (the “Lockup Period”); provided that if the last sale price of the Common Stock is at least $15.00 for fifteen (15) consecutive trading days, the Lockup Period shall terminate at the close of business on the fifteenth (15th) trading day. The Company has agreed to file a registration statement to register the resale of the shares of Common Stock to be issued to the Sellers within 90 days after the consummation of the sale of the Assets and have such registration statement declared effective as soon as practicable thereafter. The Company will use a portion of the proceeds from the Offering (defined below) to pay the cash portion of the purchase price for the Assets. The purchase of the Assets is expected to be consummated as soon as the Assets are received by the Seller from the manufacturer of the Assets, but no later than January 31, 2018.

The Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On January 5, 2018, the Company commenced an offering (the “Offering”) of up to 1,603,294 shares of Common Stock at a public offering price of $5.25 per share, with Alexander Capital, L.P. (the “Placement Agent”) acting as the placement agent, on a “best efforts” basis. On the same date, the Company entered into subscription agreements (the “Subscription Agreements”) with the investors for the purchase and sale of all the Shares being offered in the Offering.

The Company agreed to pay the Placement Agent fees totaling 8.0% of the aggregate gross proceeds from the sale of the Shares to investors introduced to the Company by the Placement Agent (or 4.0% of the aggregate proceeds from the sale of Shares to investors introduced by the Company), for aggregate commissions of approximately $593,384. In addition, the Company agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

After deducting underwriting discounts and estimated expenses payable by the Company associated with the Offering, the net proceeds to the Company are expected to be approximately $7,738,912. The Company anticipates that the Offering will close on January 9, 2018, subject to the satisfaction or waiver of the closing conditions.

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-213874), which was filed with the Securities and Exchange Commission (“SEC”) on September 30, 2016 and declared effective by the SEC on October 14, 2016, and is described in more detail in a prospectus supplement dated January 5, 2018 and accompanying base prospectus dated October 14, 2016 filed with the SEC.

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A form of the Subscription Agreement is attached hereto as Exhibit 1.2, and is incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Events.

On January 5, 2018, the Company issued press releases announcing that it had changed its trading symbol, signed the Subscription Agreements and signed the Purchase Agreement, respectively. The press releases are attached to this Current Report as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Purchase Agreement.
1.2	Form of Subscription Agreement.
5.1	Opinion of Graubard Miller.
23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).
99.1	Press release dated January 5, 2018.
99.2	Press release dated January 5, 2018.
99.3	Press release dated January 5, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018

LONG BLOCKCHAIN CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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